UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2016

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01.	Other Events.

Effective August 10, 2016, Daniel G. Korte, Chief Executive Officer and President of LMI Aerospace, Inc. (the “Company”), adopted a stock trading plan (the “10b5-1 Plan”) in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. Rule 10b5-1 permits corporate officers, directors and others to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Using these plans, insiders may spread stock purchases and other trades over a period of time regardless of any material, non-public information they may receive after adopting their plans.

Pursuant to the 10b5-1 rules, Mr. Korte will not have discretion over the purchase of shares of Company common stock under the 10b5-1 Plan. Under the 10b5-1 Plan, Mr. Korte will purchase 13,250 shares of the Company’s common stock in the marketplace, subject to certain conditions. Purchases under the 10b5-1 Plan will commence September 23, 2016, and will be completed within sixty days. Any purchases under the 10b5-1 Plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission when due.

Except as may be required by law, the Company may not report 10b5-1 trading plans by other officers or directors of the Company in the future, or report modifications or terminations of any such plans, regardless of whether the plan was publicly announced.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 11, 2016

LMI AEROSPACE, INC.

By:	/s/ Clifford C. Stebe, Jr.
Clifford C. Stebe, Jr. Chief Financial Officer